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                              SETTLEMENT AGREEMENT

     This Agreement entered into between DOUGLAS MACKLIN, and SONOMA FINANCIAL CORPORATION, is entered into by the parties in compromise of that claim asserted by DOUGLAS MACKLIN under Will County, Illinois case number 99 L 596. In return for the dismissal of Will Count, Illinois case number 99 L 596 by DOUGLAS MACKLIN, SONOMA FINANCIAL CORPORATION agrees:

     1. To immediately issue 450,000 shares of the common stock of SONOMA HOLDING CORPORATION (symbol VMAX), said shares being unrestricted, and negotiable. Said shares are to be issued to DOUGLAS MACKLIN on the date that this Agreement is signed by the parties.

     2. SONOMA FINANCIAL CORPORATION shall, upon execution of this Agreement pay to DOUGLAS MACKLIN the sum of $6,000.00 in reimbursement of attorneys' fees or, at its option may instead immediately issue an additional 120,000 shares of unrestricted negotiable common stock of SONOMA FINANCIAL CORPORATION.

     3. SONOMA FINANCIAL CORPORATION shall pay to DOUGLAS MACKLIN the total sum of $125,000.00 pursuant to the following schedule:

     A. $3,000.00 per month on October 1, 2000, November 1, 2000, and December 1, 2000;

     SONOMA FINANCIAL CORPORATION shall pay the sum of $5,000.00 to DOUGLAS MACKLIN on January 1, 2001, and shall continue paying $5,000.00 on the first of each consecutive month until the total sum of $125,000.00 has been paid to DOUGLAS MACKLIN.

     It is further agreed between the parties that any payment due of the first of the month, which has not been received by DOUGLAS MACKLIN by the tenth of said month shall result in SONOMA FINANCIAL CORPORATION paying a penalty of ten percent of said payment due to DOUGLAS MACKLIN. It is further agreed between the parties that any payment due on the first of any month, and not received by DOUGLAS MACKLIN by the twenty-fifth (25th) day of said month, shall be a breach of said agreement by SONOMA FINANCIAL CORPORATION, causing the remaining balance of said $125,000.00 to be then and there immediately due in total to DOUGLAS MACKLIN.

     It is further agreed to between the parties that should it be necessary for DOUGLAS MACKLIN to take legal action to enforce his rights under this agreement, he shall be entitled to the payment of all his attorneys fees and costs by SONOMA FINANCIAL CORPORATION.

Dated this 20th day of September, 2000.

/s/ Douglas E. Macklin                    /s/ D. Desmond Paden
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DOUGLAS MACKLIN                          DESMOND PADEN
                                         Chairman and Chief Executive Officer
                                         Of SONOMA FINANCIAL CORPORATION